UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 4, 2012, Rowan Companies, Inc. (“Rowan Delaware”) and its parent company, Rowan Companies plc (“Rowan UK” and together with Rowan Delaware, the “Obligors”), entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the issuance and sale in an underwritten public offering of $600.0 million aggregate principal amount of Rowan Delaware’s senior notes, consisting of $200.0 million aggregate principal amount of its 4.875% Senior Notes due 2022 (the “2022 Notes”) and $400.0 million aggregate principal amount of its 5.4% Senior Notes due 2042 (the “2042 Notes” and, together with the 2022 Notes, the “Notes”) along with the related guarantees of the Notes on a full and unconditional basis by Rowan UK (the “Guarantees” and together with the Notes, the “Securities”). The offer and sale of the Securities were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Obligors’ Registration Statement on Form S-3 (File Nos. 333-181455-01 and 333-181455), which became effective upon filing with the SEC on May 16, 2012. The material terms of the offering are described in the prospectus supplement dated December 4, 2012, which was filed by the Obligors with the SEC on December 5, 2012.

The underwriting agreement contains customary representations, warranties and agreements by the Obligors and the underwriters, and customary conditions to closing, indemnification obligations of the Obligors and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to Rowan UK and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Credit Agreement Amendment

On December 4, 2012, the Obligors entered into the Commitment Increase Agreement and Amendment No. 3 (the “Third Amendment”) to the Credit Agreement dated September 16, 2010, among the Obligors, Wells Fargo Bank, National Association, as Swingline Lender, Issuing Lender, a Lender and Administrative Agent, and certain other lenders (as heretofore amended, the “Credit Agreement”), that, among other things, increases the borrowing capacity under the Credit Agreement from $500 million to $750 million, and provides further for an accordion feature that would permit, subject to the requisite consent of the lenders, the borrowing capacity under the Credit Agreement to be increased to a maximum of $1.0 billion. The $750 million in lending commitments under the amended senior revolving credit facility include a $150 million sublimit for standby letters of credit and a $50 million sublimit for swingline loans.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The description of the Third Amendment to the Credit Agreement included under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated as of December 4, 2012 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

Exhibit 10.1	Commitment Increase Agreement and Amendment No. 3 to Credit Agreement, dated effective as of December 4, 2012, by and among Rowan Companies, Inc., Rowan Companies plc, the lenders party thereto and Wells Fargo Bank, National Association, as an issuing lender, as swing line lender and as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies plc

By:	/s/ Kevin Bartol
Name:	Kevin Bartol
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 5, 2012

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of December 4, 2012 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

Exhibit 10.1	Commitment Increase Agreement and Amendment No. 3 to Credit Agreement, dated effective as of December 4, 2012, by and among Rowan Companies, Inc., Rowan Companies plc, the lenders party thereto and Wells Fargo Bank, National Association, as an issuing lender, as swing line lender and as administrative agent for the lenders.